UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2012

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071

(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in Item 8.01 below is incorporated by reference in this Item 5.07 as if fully set forth herein.

Item 8.01	Other Events.

On November 30, 2012, Electromed, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). Shareholders cast votes on the following three proposals, as described in the Company’s Proxy Statement:

1) To set the number of directors at six (6).

2) To elect the following six (6) director nominees named in the Proxy Statement: Stephen H. Craney, Dr. George H. Winn, Thomas M. Hagedorn, Craig N. Hansen, Darrel L. Kloeckner, and William V. Eckles.

3) To ratify the appointment of McGladrey LLP as the Company’s independent registered public accountant for the Company’s 2013 fiscal year.

At the Annual Meeting, a shareholder nominated two additional individuals for election to the Board of Directors of the Company (the “Board”): Dr. Ann M. Hoven and James Schollett.

On December 7, 2012, the Company instituted a lawsuit against the shareholder who nominated the two additional individuals for election to the Board at the Annual Meeting. The Company asserted that this shareholder violated the proxy solicitation rules in connection with the nomination and election of directors at the Annual Meeting. On September 23, 2013, the Company settled the litigation with the shareholder and entered into an agreement with her whereby she agreed to dismiss her claims with prejudice, to refrain from taking certain actions relating to the control of the Company for a period of three years from September 23, 2013 and to withdraw her nomination of two individuals for election to the Company’s board of directors, in addition to certain other agreements.

The shareholder subsequently withdrew the nominations of Dr. Ann M. Hoven and James Schollett and each of Dr. Ann M. Hoven and James Schollett revoked her or his consent to serve on the Board of the Company. As a result, the Company is now able to provide final voting results, as set forth below:

Proposal No. 1—The shareholders approved setting the number of directors at six (6).

For	5,269,407
Against	1,449,968
Abstain	12,742
Broker Non-Vote	2,000

Proposal No. 2—The shareholders elected each of the six nominees to the Board of Directors to serve until the next annual meeting of shareholders.

	For	Withheld	Broker Non-Vote
Stephen H. Craney	2,181,991	2,764,900	1,787,226
William V. Eckles	3,805,628	1,141,263	1,787,226
Thomas M. Hagedorn	4,022,583	924,308	1,787,226
Craig N. Hansen	4,091,783	855,108	1,787,226
Darrel L. Kloeckner	2,188,941	2,757,950	1,787,226
Dr. George H. Winn	3,769,437	1,177,454	1,787,226

Proposal No. 3—The shareholders ratified the appointment of McGladrey & Pullen, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013.

For	6,724,380
Against	3,447
Abstain	6,290
Broker Non-Vote	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.

Date: October 15, 2013	By	/s/ Jeremy Brock
	Name:	Jeremy Brock
	Title:	Chief Financial Officer